ORION ENGINEERED CARBONS

Exhibit 99.1	INVESTOR CONTACT: Wendy Wilson Investor Relations +1 281-974-0155
Orion Engineered Carbons Announces
Third Quarter Financial Results

HOUSTON—November 3, 2022—Orion Engineered Carbons (NYSE: OEC), a specialty chemical company, today announced financial results for the third quarter of 2022.
Third Quarter 2022 Financial Highlights
•Net sales of $543.1 million, up $150.1 million, year over year
•Net income of $31.8 million, up $10.8 million, year over year
•Diluted earnings per share (“EPS”) of $0.52, up $0.17, year over year
•Adjusted Diluted EPS1 of $0.57, up $0.12, year over year
•Adjusted EBITDA1 of $80.5 million, up $14.1 million, year over year
1 The reconciliations of Non-U.S. GAAP (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
“I am pleased to announce that we exceeded $80 million of adjusted EBITDA for the third quarter in a row. At $80.5 million, results were up 21.2 percent year over year and gross profit per ton of $470.2 was up 12.8 percent. Looking ahead, we have laid a very solid foundation for expanded earnings and discretionary cash flow in 2023 and beyond. Despite the economic slowdown and the strong U.S. dollar, the team performed exceptionally well. First, our 2023 contract negotiations in our rubber business have been principally completed which should result in strong EBITDA growth next year. We have also completed our debottlenecking project, which was scheduled for late 2022. In addition, our new plant in Huaibei, China is on schedule for an early 2023 startup. Importantly, we have exceeded our contingency plan to reach a 15 percent natural gas consumption reduction in Europe,” said Corning Painter, Orion’s chief executive officer.

“We look forward to continued expansion of EBITDA and expect to couple that with strong discretionary and free cash flow in 2023, as our growth projects take hold, pricing steps up and as we transition away from capital expenditures for U.S. air emissions projects. We are confident that 2023 will be an important year, as we generate much improved returns to shareholders,” Mr. Painter added.

ORION ENGINEERED CARBONS
Third Quarter 2022 Overview:

(In millions, except per share data or stated otherwise)	Q3 2022	Q3 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	243.3	236.9	6.4	2.7%
Net sales	543.1	393.0	150.1	38.2%
Gross profit	114.4	98.7	15.7	15.9%
Gross profit per metric ton	470.2	416.8	53.4	12.8%
Income from operations	53.6	40.3	13.3	33.0%
Net income	31.8	21.0	10.8	51.4%
Adjusted EBITDA (1)	80.5	66.4	14.1	21.2%
Basic EPS	0.52	0.35	0.17	48.6%
Diluted EPS	0.52	0.35	0.17	48.6%
Adjusted EPS(1)	0.57	0.45	0.12	26.7%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.

Volumes increased by 6.4 kmt, year over year, primarily due to higher demand in our Rubber Carbon Black segment, partially offset by lower volume in the Specialty Carbon Black segment.

Net sales increased by $150.1 million, or 38.2%, year over year, driven primarily by passing through higher feedstock costs, pricing, favorable product mix in both segments and higher volume in Rubber Carbon Black segment, partially offset by the impact of unfavorable foreign currency translation and lower volume in Specialty Carbon Black segment.

Gross profit increased by $15.7 million, or 15.9%, to $114.4 million, year over year, primarily due to pricing and favorable product mix.

Income from operations increased by $13.3 million, or 33.0%, to $53.6 million, year over year, driven primarily by pricing, favorable product mix and higher volumes, partially offset by higher selling and general and administrative costs. Higher margins resulted from price realization to recover environmental and reliability-related capital expenditures.

Adjusted EBITDA increased by $14.1 million, or 21.2%, to $80.5 million, year over year, primarily due to pricing, favorable product mix and higher volume in our Rubber Carbon Black segment, partially offset by lower sales volume in our Specialty Carbon Black segment and higher selling, general and administrative costs.

ORION ENGINEERED CARBONS
Quarterly Business Segment Results

SPECIALTY CARBON BLACK

(In millions, unless stated otherwise)	Q3 2022	Q3 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	52.3	63.9	(11.6)	(18.2)%
Net sales	169.6	150.2	19.4	12.9%
Gross profit	44.8	51.6	(6.8)	(13.2)%
Gross profit per metric ton	856.6	807.5	49.1	6.1%
Adjusted EBITDA	31.1	39.0	(7.9)	(20.3)%
Adjusted EBITDA/metric ton	594.6	610.7	(16.1)	(2.6)%
Adjusted EBITDA margin (%)	18.3%	26.0%	(770)bps	(29.6)%
Net sales rose by $19.4 million, or 12.9%, to $169.6 million, year over year, primarily driven by pricing and favorable product mix, partially offset by lower sales volume and impact of unfavorable foreign currency translation.
During the third quarter of 2022, Specialty Black volumes were lower primarily due to lower demand and price competition in lower-end markets.
Adjusted EBITDA declined by $7.9 million, or 20.3%, to $31.1 million, year over year, primarily driven by lower sales volume, partially offset by higher margins and favorable product mix. Year over year, Adjusted EBITDA per ton decreased by $16.1 or 2.6%, to $594.6.
Year over year, Adjusted EBITDA margin decreased 770 basis points to 18.3% primarily due to lower demand, higher fixed costs and price competition in lower-end markets, partially offset by higher margins and favorable product mix.

RUBBER CARBON BLACK

(In millions, unless stated otherwise)	Q3 2022	Q3 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	191.0	173.0	18.0	10.4%
Net sales	373.5	242.8	130.7	53.8%
Gross profit	69.6	47.1	22.5	47.8%
Gross profit per metric ton	364.4	272.3	92.1	33.8%
Adjusted EBITDA	49.4	27.4	22.0	80.3%
Adjusted EBITDA/metric ton	258.6	158.4	100.2	63.3%
Adjusted EBITDA margin (%)	13.2%	11.3%	190bps	16.8%
Rubber Carbon Black segment volumes increased by 18.0 kmt, or 10.4%, year over year, reflecting higher demand in Americas and Europe/Middle East/Africa.
Net sales increased by $130.7 million, or 53.8%, to $373.5 million, year over year, primarily due to pricing, higher volume and favorable product mix, partially offset by the impact of unfavorable foreign currency translation.
Rubber Adjusted EBITDA increased by $22.0 million, or 80.3%, to $49.4 million, year over year, driven by higher volume, pricing and product mix, partially offset by impact of unfavorable foreign currency translation and higher selling, general and administrative costs. Year over year, Adjusted EBITDA per ton increased by $100.2, or 63.3% to $258.6, year over year.
Adjusted EBITDA margin rose 190 basis points to 13.2%, primarily due to the revenue impact from higher feedstock prices.

ORION ENGINEERED CARBONS
Balance Sheet
As of September 30, 2022, the company had total liquidity of $203.3 million, including cash and equivalents of $43.1 million, $130.3 million availability under our revolving credit facility, including ancillary lines and $29.9 million of capacity under other available credit lines. Net debt was $840.4 million and net leverage was 2.81x.
Outlook
“Our strategy in 2023 is clear. We believe we will achieve significant EBITDA growth next year based on our very strong rubber pricing cycle. A partial offset could be a further strengthening of the U.S. dollar and additional deterioration in the global economy that may affect demand for our specialty products, in particular. For 2022, we are projecting an Adjusted EBITDA range of $295 million to $310 million and Adjusted earnings per share range of $1.75 to $1.90. At the mid-point, Adjusted EBITDA would be up 13 percent despite the war in Ukraine, zero COVID in China, slowing global economies and the effects of a strong U.S. dollar. On a full year basis, the impact of a stronger U.S. dollar is approximately $25 million. In the 2023 tire contract negotiations we improved pricing, volumes and payment terms. For pricing alone, we expect rubber gross profit per ton to increase by $80 to $100,” Mr. Painter concluded.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Friday, November 4, 2022, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follows:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through Friday, November 11, 2022:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13733158
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion Engineered Carbons
Orion Engineered Carbons (NYSE:OEC) is a global supplier of carbon black products including high-performance specialty gas blacks, acetylene blacks, furnace blacks, lamp blacks, thermal blacks, and other carbon blacks that tint, colorize and enhance the performance of polymers, plastics, paints and coatings, inks and toners, textile fibers, adhesives and sealants, batteries, tires, and mechanical rubber goods, such as automotive belts and hoses. The company has over 125 years of history providing customized solutions from a network of 14 global production sites and is dedicated to responsible business practices that emphasize reliability, innovation and sustainability. For more information, please visit orioncarbons.com.

ORION ENGINEERED CARBONS

Forward-Looking Statements
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” and “Quarterly Business Segment Results” sections above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. Forward-looking statements are typically identified by words such as “anticipate,” "assume," “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.
These forward-looking statements include, without limitation, statements about the following matters: • our strategies for (i) strengthening our position in specialty carbon blacks and rubber carbon blacks, (ii) increasing our rubber carbon black margins and (iii) strengthening the competitiveness of our operations; • the ability to pay dividends at historical dividend levels or at all; • cash flow projections; • the installation of pollution control technology in our United States (“U.S.”) manufacturing facilities pursuant to the EPA consent decree described herein; • the outcome of any in-progress, pending or possible litigation or regulatory proceedings; our expectations regarding environmental-related costs and liabilities; • expectations regarding the performance of our industry and the global economy, including with respect to foreign currency rates; • the sufficiency of our cash on hand and cash provided by operating activities and borrowings to pay our operating expenses, satisfy our debt obligations and fund capital expenditures; • mitigating the impacts of the global outbreak of COVID-19 and variances thereof; • anticipated spending on, and the timely completion and anticipated impacts of, capital projects including growth projects and the construction of new plants; • our projections and expectations for pricing, financial results and performance in 2023 and beyond; • the status of contract negotiations with counterparties and the impact of new contracts on our growth; • the implementation of our natural gas and other raw material consumption reduction contingency plan; demand for our specialty products; and • our expectation that the markets we serve will continue to remain stable or grow.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: • the effects of the COVID-19 pandemic on our business and results of operations; • negative or uncertain worldwide economic conditions; • volatility and cyclicality in the industries in which we operate; • operational risks inherent in chemicals manufacturing, including disruptions due to technical difficulties, severe weather conditions or natural disasters; • our dependence on major customers and suppliers; unanticipated fluctuations in demand for our specialty products, including due to factors beyond our control; • our ability to compete in the industries and markets in which we operate; • our ability to address changes in the nature of future transportation and mobility concepts which may impact our customers and our business; • our ability to develop new products and technologies successfully and the availability of substitutes for our products; • our ability to implement our business strategies; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; our ability to negotiate with counterparties on terms satisfactory to us and the satisfactory performance by such counterparties of their obligations to us; • our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects; • information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business in some countries; • any and all impacts from the Russian war against Ukraine and/or any escalation thereof as well as related energy shortages or other economic or physical impairments or disruptions; • geopolitical events in the European Union (“EU”), relations amongst the EU member states as well as future relations between the EU and other countries and organizations; • environmental, health and safety regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities; • possible future investigations and enforcement actions by governmental, supranational agencies or other organizations; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases; • market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; • litigation or legal proceedings, including product liability and environmental claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • changes in international and local economic conditions, including with regard to the dollar and the euro, dislocations in credit and capital

ORION ENGINEERED CARBONS
markets and inflation or deflation; • potential impairments or write-offs of certain assets; • required increases in our pension fund contributions; • the adequacy of our insurance coverage; • changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • challenges to our decisions and assumptions in assessing and complying with our tax obligations; and • potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion Engineered Carbons SA (a Luxembourg incorporated entity) in the U.S.
You should not place undue reliance on forward-looking statements. We present certain financial measures that are not prepared in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are Contribution margin, Contribution margin per metric ton, Adjusted EBITDA, Adjusted EPS, Net working capital and Capital expenditures. Adjusted EBITDA, Adjusted EPS, Contribution margin and Net working capital are not measures of performance under U.S. GAAP and should not be considered in isolation or construed as substitutes for Net sales, consolidated profit (loss) for the period, Income from operations, Gross profit or other U.S. GAAP measures as an indicator of our operations in accordance with U.S. GAAP. For a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures, see table titled Reconciliation of Non-GAAP to GAAP Financial Measures.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in Note Q, Commitments and Contingencies to our audited Consolidated Financial Statements regarding contingent liabilities, including litigation in the same Form 10-K, and in our quarterly reports on Form 10-Q and the unaudited Consolidated Financial Statements contained therein. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and which may not be comparable to other similarly titled measures of other companies. These non-GAAP measures are, but are not limited to, Contribution Margin, Contribution Margin per metric ton (collectively, “Contribution Margins”), Adjusted EBITDA, Adjusted EPS, Net Working Capital and Capital Expenditures. We define Contribution Margin as revenue less variable costs (such as raw materials, packaging, utilities and distribution costs). We define Contribution Margin per metric ton as Contribution Margin divided by volume measured in metric tons. We define Adjusted EBITDA as Income from operations before depreciation and amortization, restructuring expenses, consulting fees related to Company strategy, gain related to legal settlement, and includes equity earnings (loss) in affiliated companies, net of tax. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We define Net Working Capital as inventories plus current trade receivables minus trade payables. We define Capital Expenditures as cash paid for the acquisition of intangible assets and property, plant and equipment as shown in the Condensed Consolidated Financial Statements. We also use Segment Adjusted EBITDA Margin, which we define as Adjusted EBITDA for the relevant segment divided by the revenue for that segment.
We use Adjusted EBITDA as an internal measure of performance to benchmark and compare performance among our own operations. We use these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of our business. We believe these measures are useful measures of financial performance in addition to consolidated Net income for the period, Income from operations and other profitability measures under GAAP because they facilitate operating performance comparisons from period to period and company to company and, with respect to Contribution Margin, eliminate volatility in feedstock prices. By eliminating potential differences in results of operations between periods or companies caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures and taxation positions or regimes, Adjusted EBITDA provides a useful additional basis for comparing the current performance of the underlying operations being evaluated. For these reasons, EBITDA-based measures are often used by the investment community as a means of comparison of companies in our industry. By deducting variable costs (such as raw materials, packaging, utilities and distribution costs) from revenue, we believe that Contribution Margins can provide a useful basis for comparing the current performance of the underlying operations being evaluated by indicating the portion of revenue that is not consumed by these variable costs and therefore contributes to the coverage of all costs and profits.

ORION ENGINEERED CARBONS
Different companies and analysts may calculate measures based on EBITDA, contribution margins and working capital differently, so making comparisons among companies on this basis should be done carefully. Adjusted EBITDA, Contribution Margins and Net Working Capital are not measures of performance under GAAP and should not be considered in isolation or construed as substitutes for Revenue, consolidated Net income for the period, Income from operations, Gross profit or other GAAP measures as an indicator of our operations in accordance with GAAP.

ORION ENGINEERED CARBONS
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each of Adjusted EBITDA, Contribution margin and Contribution margin per metric ton, and Adjusted Earnings per shares (“EPS”) to the most directly comparable GAAP measure:
Reconciliation of Adjusted EBITDA to Net income:

Reconciliation of profit	Third Quarter		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021

Net income	$31.8	$21.0	$94.0	$133.6
Add back Income tax expense	11.7	6.7	38.3	48.5
Add back Equity in earnings of affiliated companies, net of tax	(0.1)	(0.1)	(0.3)	(0.5)
Income before earnings in affiliated companies and income taxes	43.4	27.6	132.0	181.6
Add back Interest and other financial expense, net	10.2	11.5	29.1	30.4
Add back Reclassification of actuarial losses from AOCI	—	1.2	—	3.6
Income from operations	53.6	40.3	161.1	215.6
Add back depreciation and amortization of intangible assets, right of use assets, and property, plant and equipment	25.2	23.8	79.9	74.6
EBITDA	78.8	64.1	241.0	290.2
Equity in earnings of affiliated companies, net of tax	0.1	0.1	0.3	0.5
Evonik legal settlement	—	—	—	(82.9)
Long term incentive plan	1.9	1.3	5.0	3.3
Other adjustment	(0.3)	0.9	0.8	5.0
Adjusted EBITDA	$80.5	$66.4	$247.1	$216.1
Reconciliation of Contribution margin and Contribution margin per metric ton to Gross profit:

	Third Quarter		Nine Months Ended September 30,
(In millions, unless otherwise indicated)	2022	2021	2022	2021

Revenue	$543.1	$393.0	$1,568.8	$1,154.1
Variable costs	382.3	252.5	1,069.8	712.9
Contribution margin	160.8	140.5	499.0	441.2
Freight	24.4	23.3	77.6	69.8
Fixed costs	(70.8)	(65.1)	(224.5)	(199.7)
Gross profit	$114.4	$98.7	$352.1	$311.3
Volume (in kmt)	243.3	236.9	747.9	741.2
Contribution margin per metric ton	$660.9	$593.1	$667.2	$595.3
Gross profit per metric ton	$470.2	$416.8	$470.8	$420.0

ORION ENGINEERED CARBONS
Reconciliation of Adjusted EPS to Diluted EPS:

	Third Quarter		Nine Months Ended September 30,
(In millions, except per share amounts)	2022	2021	2022	2021

Net income	$31.8	$21.0	$94.0	$133.6
add back long term incentive plan	1.9	1.3	5.0	3.3
add back other adjustment items	(0.3)	0.9	0.8	5.0
add back reclassification of actuarial losses from AOCI	—	1.2	—	3.6
add back amortization	1.6	2.0	5.3	6.0
less gain related to legal settlement	—	—	—	(82.9)
add back foreign exchange rate impacts	0.4	0.7	2.5	5.2
add back amortization of transaction costs	0.6	2.7	1.4	3.8
Tax effect on add back items at estimated tax rate	(1.4)	(2.5)	(4.6)	16.8
Adjusted net income	$34.6	$27.3	$104.4	$94.4

Total add back items	$2.8	$6.3	$10.4	$(39.2)
Impact add back items per share	$0.05	$0.10	$0.17	$(0.64)
Earnings per share (diluted)	$0.52	$0.35	$1.53	$2.20
Adjusted EPS (diluted)	$0.57	$0.45	$1.70	$1.56

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Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except share and per share amounts)	2022	2021	2022	2021

Net sales	$543.1	$393.0	$1,568.8	$1,154.1
Cost of sales	428.7	294.3	1,216.7	842.8
Gross profit	114.4	98.7	352.1	311.3
Selling, general and administrative expenses	56.0	52.9	173.2	160.3
Research and development costs	4.5	5.7	15.9	16.4
Gain related to litigation settlement	—	—	—	(82.9)
Other (income) expenses, net	0.3	(0.2)	1.9	1.9
Income from operations	53.6	40.3	161.1	215.6
Interest and other financial expense, net	10.2	11.5	29.1	30.4
Reclassification of actuarial losses from AOCI	—	1.2	—	3.6
Income before earnings in affiliated companies and income taxes	43.4	27.6	132.0	181.6

Income tax expense	11.7	6.7	38.3	48.5
Earnings in affiliated companies, net of tax	0.1	0.1	0.3	0.5
Net income	$31.8	$21.0	$94.0	$133.6

Weighted-average shares outstanding (in thousands):
Basic	60,936	60,740	60,899	60,680
Diluted	61,215	60,840	61,314	60,756
Earnings per share:
Basic	$0.52	$0.35	$1.54	$2.20
Diluted	$0.52	$0.35	$1.53	$2.20

ORION ENGINEERED CARBONS
Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except share amounts)	September 30, 2022	December 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$43.1	$65.7
Accounts receivable, net	403.7	288.9
Inventories, net	266.7	229.8
Income tax receivables	6.9	12.1
Prepaid expenses and other current assets	70.3	68.5
Total current assets	790.7	665.0
Property, plant and equipment, net	732.1	707.9
Right-of-use assets	93.3	84.6
Goodwill	67.1	78.0
Intangible assets, net	26.9	36.3
Investment in equity method affiliates	4.4	5.3
Deferred income tax assets	57.8	50.4
Other assets	71.1	3.5
Total non-current assets	1,052.7	966.0
Total assets	$1,843.4	$1,631.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$178.1	$195.1
Current portion of long term debt and other financial liabilities	261.0	151.7
Accrued liabilities	43.6	50.9
Income taxes payable	22.6	16.9
Other current liabilities	42.6	34.1
Total current liabilities	547.9	448.7
Long-term debt, net	618.2	631.2
Employee benefit plan obligation	64.6	74.4
Deferred income tax liabilities	86.9	61.8
Other liabilities	95.1	95.2
Total non-current liabilities	864.8	862.6
Stockholders' Equity
Common stock
Authorized: 65,035,579 and 65,035,579 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 60,815,588 and 60,656,076 shares	85.3	85.3
Treasury stock, at cost, 176,671 and 336,183	(4.7)	(6.3)
Additional paid-in capital	74.0	71.4
Retained earnings	306.8	217.8
Accumulated other comprehensive loss	(30.7)	(48.5)
Total stockholders' equity	430.7	319.7
Total liabilities and stockholders' equity	$1,843.4	$1,631.0

ORION ENGINEERED CARBONS
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(In millions)	2022	2021

Cash flows from operating activities:
Net income	$94.0	$133.6
Adjustments to reconcile Net income to Net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	79.9	74.6
Amortization of debt issuance costs	1.4	3.8
Share-based incentive compensation	5.0	3.3
Deferred tax (benefit) provision	2.8	(2.7)
Foreign currency transactions	(13.8)	(9.0)
Reclassification of actuarial losses from AOCI	—	3.6
Other operating non-cash items, net	(0.7)	(2.4)
Changes in operating assets and liabilities, net:
Trade receivables	(149.2)	(75.7)
Inventories	(65.3)	(58.0)
Trade payables	20.0	12.6
Other provisions	(2.0)	6.5
Income tax liabilities	13.6	30.9
Other assets and liabilities, net	(2.4)	0.2
Net cash (used in)/provided by operating activities	(16.7)	121.3
Cash flows from investing activities:
Acquisition of intangible assets and property, plant and equipment	(167.1)	(113.7)
Net cash used in investing activities	(167.1)	(113.7)
Cash flows from financing activities:
Proceeds from long-term debt borrowings	35.3	213.4
Repayments of long-term debt	(2.3)	(212.3)
Payments for debt issue costs	(1.5)	(2.8)
Cash inflows related to current financial liabilities	201.6	81.4
Cash outflows related to current financial liabilities	(61.7)	(87.3)
Dividends paid to shareholders	(3.8)	—
Other financing activities	(0.2)	—
Net cash provided by (used in) financing activities	167.4	(7.6)
Increase (decrease) in cash, cash equivalents and restricted cash	(16.4)	—
Cash, cash equivalents and restricted cash at the beginning of the period	68.5	67.9
Effect of exchange rate changes on cash	(5.5)	(2.8)
Cash, cash equivalents and restricted cash at the end of the period	46.6	65.1
Less restricted cash at the end of the period	3.5	2.8
Cash and cash equivalents at the end of the period	$43.1	$62.3